Exhibit 10.7

GENERAL MOTORS COMPANY

300 Renaissance Center

Detroit, Michigan 48265-3000

October 15, 2009

Motors Liquidation Company

300 Renaissance Center

Tower 300, 25th Floor, Room D55

M/C 482-C25-D81

Detroit, MI 48265-3000

Re:	Adjustment Shares

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009, by and among Motors Liquidation Company, formerly known as General Motors Corporation, a Delaware corporation, MLCS, LLC, formerly known as Saturn LLC, a Delaware limited liability, MLCS Distribution Corporation, formerly known as Saturn Distribution Corporation, a Delaware corporation, MLC of Harlem, Inc., formerly known as Chevrolet-Saturn of Harlem, Inc., a Delaware corporation, and General Motors Company, formerly known as NGMCO, Inc., a Delaware corporation and successor-in-interest to Vehicle Acquisition Holdings LLC (as amended, the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined are defined in the Purchase Agreement.

Pursuant to that certain Merger Agreement, dated as of the date hereof, among Purchaser, GM Merger Subsidiary Inc., a Delaware corporation (“Merger Subsidiary”), and General Motors Holding Company, a Delaware corporation (to be renamed General Motors Company) (“Holdings”), Merger Subsidiary has merged with and into Purchaser, with Purchaser being the surviving corporation (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Purchaser (“Purchaser Common Stock”) has been converted into the right to receive a share of common stock, par value $0.01 per share, of Holdings (“Holdings Common Stock”).

The purpose of this letter agreement is to confirm the parties’ understanding and agreement that, as a result of the Merger, Holdings will issue Holdings Common Stock in lieu of Purchaser issuing Purchaser Common Stock as Adjustment Shares, upon such terms and in such amounts as are provided for in Section 3.2(c)(i) of the Purchase Agreement, and that, subject to the foregoing, Holdings assumes Purchaser’s obligations under Section 3.2(c) of the Purchase Agreement and Purchaser will have no further obligation under Section 3.2(c) of the Purchase Agreement.

Very truly yours,

GENERAL MOTORS COMPANY

By:	/s/ Niharika Ramdev
Name:	Niharika Ramdev
Title:	Assistant Treasurer

Please confirm and agree with the foregoing in the space provided below.

GENERAL MOTORS HOLDING COMPANY

By:	/s/ Niharika Ramdev
Name:	Niharika Ramdev
Title:	Assistant Treasurer

Acknowledged and agreed to on
this 15th day of October, 2009 by:

MOTORS LIQUIDATION COMPANY

By:	/s/ Ted Stenger
Name:
Title:

[SIGNATURE PAGE TO LETTER AGREEMENT REGARDING ADJUSTMENT SHARES]